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                                                                   EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                                                    JURISDICTION OF
NAME                                                 INCORPORATION
- ----                                                ---------------
SimSci Latinoamerica C.A.                             Venezuela
SimSci Japan K.K.                                       Japan
SimSci International, Ltd.                         England and Wales
Simulation Sciences GmbH                               Germany
SimSci Asia Pacific Pte Ltd.                          Singapore